Exhibit 99.B(d)(xii)(B)

AMENDED AND RESTATED

SCHEDULE A

DATED DECEMBER 31, 2015

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date

Gotham Absolute Return Fund	August 28, 2012

Gotham Enhanced Return Fund	May 30, 2013

Gotham Neutral Fund	August 30, 2013

Gotham Absolute 500 Fund	July 25, 2014

Gotham Enhanced 500 Fund	December 31, 2014

Gotham Total Return Fund	March 30, 2015

Gotham Index Plus Fund	March 30, 2015

Gotham Institutional Value Fund	December 31, 2015

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of December 31, 2015.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and Chief Executive Officer

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

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AMENDED AND RESTATED

SCHEDULE B

DATED DECEMBER 31, 2015

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date

Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012

Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013

Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013

Gotham Absolute 500 Fund	1.50% (150 basis points)	December 7, 2015

Gotham Enhanced 500 Fund	1.50% (150 basis points)	December 7, 2015

Gotham Index Plus Fund	1.00% (100 basis points)	December 7, 2015

Gotham Total Return Fund	2.00% (200 basis points)*	March 30, 2015

Gotham Institutional Value Fund	0.80% (80 basis points)	December 31, 2015

* Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund’s average daily net assets for purposes of calculating the advisory fee.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of December 31, 2015.

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President and Chief Executive Officer

GOTHAM ASSET MANAGEMENT, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

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